UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): February 24, 2012

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, NC 28078

(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement

On February 24, 2012, Lime Energy Co. entered into the fifth amendment to Credit and Security Agreement (the ‘Amendment”) with American Chartered Bank (“American Chartered”), to extend the maturity of the existing $7.0 million revolving line of credit for one year.  No other terms of the agreement were modified by the amendment.  The amendment is effective March 9, 2012.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits

10.1	Fifth Amendment to Credit and Security Agreement between Lime Energy Co. and American Chartered Bank dated February 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: February 28, 2012	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer